                                                                    Exhibit 5.1

                      [MORRISON & FOERSTER LLP LETTERHEAD]


                                                                May 29, 1996

Nellcor Puritan Bennett Incorporated
4280 Hacienda Drive
Pleasanton, California 94588

Gentlemen:

        At your request, we have examined the Registration Statement on Form S-4 dated May 29, 1996 filed with the Securities and Exchange Commission (the "SEC") on that date, in connection with the registration under the Securities Act of 1933, as amended, of 1,763,950 shares of your Common Stock, $.001 par value ("Common Stock") issuable in connection with the merger (the "Merger") contemplated by the Amended and Restated Agreement and Plan of Merger, dated May 14, 1996 by and among Nellcor Puritan Bennett Incorporated ("NPB"), a Delaware corporation, and Infrasonics, Inc. ("Infrasonics"), a California corporation (the "Merger Agreement").

        As your counsel in connection with the Registration Statement, we have examined (i) the proceedings taken by you in connection with entering into the Merger Agreement, (ii) the proceedings taken by you in connection with the authorization of the issuance of the shares of your Common Stock to be issued in the Merger (the "Shares"), and (iii) originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of public officials and other documents as we have deemed necessary to render this opinion.

        Based upon the foregoing, it is our opinion that the Shares, when issued in the Merger following stockholder approval of the Merger and consummation thereof in accordance with the Merger Agreement, will be validly issued, fully paid and nonassessable shares of Common Stock.

        We express no opinion as to matters governed by any laws other than the State of Delaware which are in effect as of the date hereof.

        We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Proxy Statement/Prospectus forming a part of the Registration Statement.

                                                Very truly yours,


                                                MORRISON & FOERSTER LLP